UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 1, 2016, United Online, Inc. (“United Online”) filed with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of United Online stockholders scheduled to be held on June 29, 2016 (the “United Online Special Meeting”) to, among other things, vote on a proposal to approve the merger (the “Merger”) of Unify Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of B. Riley Financial, Inc. (“B. Riley”) with and into United Online and other transactions contemplated by an Agreement and Plan of Merger, dated as of May 4, 2016, by and among B. Riley, Merger Sub and United Online.  United Online is electing to make the supplemental disclosures set forth below.

SUPPLEMENT TO PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, United Online makes the following amended and supplemental disclosures:

The section of the Definitive Proxy Statement entitled “PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT—Background of the Merger” is amended and supplemented as follows:

The following disclosure supplements the disclosure on page 47 of the Definitive Proxy Statement by adding a new paragraph after the fifth full paragraph on such page:

Seventeen of the confidentiality agreements entered into by United Online described in this proxy statement provided for, among other things, a standstill covenant that survived the announcement of the merger.  The standstill covenants contained customary terms, which prohibited the counterparties for a period of time specified in the applicable agreement from, among other matters, making unsolicited offers to acquire United Online or its securities, by merger or otherwise, or commencing a proxy solicitation to vote United Online’s securities.  Fifteen of these standstill covenants contained a provision prohibiting the party from requesting United Online for a waiver of the standstill.  On June 16, 2016, B. Riley acknowledged that United Online’s limited waiver of the standstill covenants described herein, solely to allow parties to privately approach the Board in connection with an acquisition proposal if doing so would not require United Online or the other party to make a public announcement regarding such acquisition proposal, would not constitute a breach of the merger agreement.  Later that day, United Online notified each of the parties who entered into the seventeen confidentiality agreements described above that those standstill provisions were waived to the extent described herein, effective immediately.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction involving United Online and B. Riley Financial, Inc. A special stockholder meeting has been announced to obtain stockholder approval in connection with the proposed transaction between United Online and B. Riley. United Online has filed with the SEC a definitive proxy statement and other relevant documents in connection with the proposed merger and will file other relevant documents with the SEC. The definitive proxy statement contains important information about the proposed transaction and related matters. INVESTORS OF UNITED ONLINE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT UNITED ONLINE, B. RILEY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials and other documents filed by United Online with the SEC at the SEC’s website at www.sec.gov, at United Online’s website at www.unitedonline.net or by sending a written request to United Online at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California, 91367, Attention: Investor Relations Department.

Participants in the Solicitation

United Online and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding United Online’s directors and executive officers is set forth in the definitive proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ONLINE, INC.

Date: June 16, 2016	By:	/s/ Mark Harrington
Mark Harrington
Executive Vice President and General Counsel